UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2019

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Agreement.

As previously disclosed by Bionik Laboratories Corp. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2019, an existing investor of the Company, who is an affiliate of Andre-Jacques Auberton-Herve (the “Affiliate”), the Chairman of the Board of the Company, loaned $500,000 to the Company evidenced by a promissory note, dated May 8, 2019 (the “$500K Note”). On September 24, 2019, the Affiliate and the Company agreed to amend the terms of the $500K Note to revise the definition of the Maturity Date thereof to provide that the $500K Note would mature, among other conditions, on the date of receipt of an aggregate of $9,000,000 in gross proceeds to the Company from the sale of the Company’s securities subsequent to the issuance date of the $500K Note, from $10,000,000. Such amendment is evidenced by an Allonge to Promissory Note, included as Exhibit 10.1 to this Current Report on Form 8-K (the “Note Allonge”).

The foregoing is a brief description of the terms of the Allonge and is qualified in its entirety by reference to the full text of the Allonge, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

$9,000,000 Convertible Note Offering

Between September 26, 2019 and September 30, 2019, investors (the “Lenders”) of the Company subscribed for convertible promissory notes (the “Notes”) in an aggregate of $3,490,000 (the “Loans”). The Loans represent additional tranches borrowed pursuant to an up to $9,000,000 convertible note offering (the “Offering”) previously disclosed by the Company, for total borrowed principal through September 30, 2019 of $9,000,000. Of the Loans, $500,000 was advanced to the Company through the conversion and satisfaction of the principal of the $500K Note, and $2,930,000 had a conversion price of $8.265.

As a result of the Loans, (a) the Offering has successfully closed as the maximum aggregate amount permitted under the Offering has been received, and (b) the terms for conversion of all of the convertible promissory notes pursuant to the Offering has been satisfied and accordingly all of the indebtedness under the Offering has been converted to the Company’s common stock in accordance with their terms. An aggregate principal amount of $2,930,000 of the convertible promissory notes issued in the Offering had a conversion price of $8.265, and an aggregate principal amount of $6,070,000 of the convertible promissory notes issued in the Offering had a conversion price of $6.80.

The Company intends to use the net cash proceeds, after payment of fees and expenses, from the Loans for the Company’s working capital and general corporate purposes.

The foregoing is a brief description of the subscription of the Notes and the terms of the Notes and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of the Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2019, each of which are incorporated herein by reference.

$3,000,000 Convertible Note Offering

On September 26, 2019, but deemed effective as of October 1, 2019, an investor (the “$70K Lender”) of the Company subscribed for a convertible promissory note (the “$70K Note”) and loaned to the Company an aggregate of $70,000 (the “$70K Loan”). The $70K Loan represent the first tranche borrowed pursuant to a newly launched convertible note offering for up to $3,000,000 of gross proceeds (or up to $7,000,000 in the discretion of the Company) (the “$3M Offering”).

The Company intends to use the net proceeds from the $70K Loan for the Company’s working capital and general corporate purposes.

The $70K Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (the “$3M Offering Maturity Date”): (a) March 30, 2020 and (b) the raising in one or more offerings (including the $3M Offering) and/or tranches of securities, commencing as of October 1, 2019, of aggregate gross proceeds of no less than $3,000,000 (“Qualified Financing”), but in no event earlier than December 31, 2019.

The $70K Note will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the $70K Lender, the outstanding principal and accrued and unpaid interest under the $70K Note will be converted into shares of common stock at a conversion price of $8.55 (in the event of an investment on or prior to September 30, 2019) or $9.50 (in the event of an investment after September 30, 2019) (the “$3M Offering Conversion Price”).

•	Upon a change of control transaction prior to the $3M Offering Maturity Date, the outstanding principal and accrued and unpaid interest under the $70K Note would, at the election of the holders of a majority of the outstanding principal of the loans under the $3M Offering, be either (i) payable upon demand as of the closing of such change of control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such change of control transaction at a price per share equal to the lesser of (x) the $3M Offering Conversion Price, or (y) the per share consideration to be received by the holders of the common stock in such change of control transaction.

The $70K Note contains customary events of default, which, if uncured, entitle the $70K Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its $70K Note.

Under certain circumstances, in the event the $70K Note converts into common stock and the Company raises capital through the sale of Common Stock for cash during the period ending on the three year anniversary of the earliest issue date of the notes issued pursuant to the $3M Offering, and the price per share thereof (the “Offering Price”) is less than the $3M Offering Conversion Price, then in such event the Company shall issue to the $70K Lender additional shares of common stock equal to the number of conversion shares the $70K Lender would have received upon conversion if the conversion price equaled the Offering Price, less the number of shares actually issued on or as of the Maturity Date.

To secure the prompt payment and performance to the $70K Lender of the obligations under the $70K Note, the Company granted to the $70K Lender a continuing security interest in and to, and lien on, all of its collateral.

The foregoing is a brief description of the subscription of the $70K Note and the terms of the $70K Note and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of the $70K Note, the forms of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2019, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes and the $70K Note is incorporated by reference herein. The Notes, $70K Note and, unless subsequently registered, the shares underlying the Notes and the $70K Note, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

As of September 30, 2019, all of the Notes issued in the Offering (outstanding principle and interest) converted in accordance with their terms into an aggregate of 1,268,191 shares (the “Shares”) of the Company’s common stock (the “Conversion”). The Shares issued upon Conversion were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Section 3(a)(9) of the Securities Act and/or Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Allonge to Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2019

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer